Exhibit 10.20
RELEASE AND SETTLEMENT AGREEMENT
     This Release and Settlement Agreement (this “Agreement”) is dated as of the ___day of April, 2008 by and between Silicon Mountain Holdings, Inc., a Colorado corporation (“SMH”) and MemoryTen, Inc., a California corporation (“MemoryTen”) and Kenneth P. Olsen (“KPO”) (collectively the “Parties”, individually the “Party”).
Recitals
     A. MemoryTen is a vendor of SMH and provides SMH with certain computer memory products and devices.
     B. As of April ___, 2008, SMH owes MemoryTen an amount equal to $89,284.00 pursuant to Invoice Numbers 488281, 488839, 506854, 506971, 507050, 507147, 507256, 507352, 507436, 507577, 511100, 511985 dated 8/30/07, 9/04/07, 10/01/07, 12/12/07, 12/13/07, 12/14/07, 12/17/07, 12/18/07, 12/19/07, 12/20/07, 12/21/07, 2/13/08, 2/20/08, 3/05/08, respectively, from MemoryTen (the “Invoices”) for products provided by MemoryTen to SMH.
     C. KPO is the sole equity holder of MemoryTen.
     D. MemoryTen is willing to accept shares of SMH’s common stock, par value $.001 per share (“Common Stock”), and warrants exercisable into shares of SMH Common Stock in satisfaction of all outstanding amounts owed to MemoryTen by SMH.
     E. MemorTen has requested that SMH issue the shares of Common Stock and the warrant in the name of KPO.
     F. The Parties understand, acknowledge and agree that this Agreement constitutes satisfaction of SMH’s specific obligations to MemoryTen for the Invoices in Recital A above only, and that it is the desire and intention of each of the Parties to effect a final and complete resolution of these specific obligations that SMH owes to MemoryTen and claims and causes of action that MemoryTen may have against SMH resulting from such amounts owed to MemoryTen by SMH (the “Settlement”).
Agreement
     NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. Settlement Amount. The Parties agree and acknowledge that SMH’s agreement to deliver the Settlement Payment (as defined below) pursuant to the terms of this Agreement constitutes full payment and satisfaction of the amounts owed by SMH to MemoryTen pursuant to the Invoices, which equals $89,284.00. Subject to the terms and conditions contained in this Agreement, SMH agrees to issue to MemoryTen 89,284 shares of Common Stock (the “Shares”) and a warrant to purchase 89,284 shares of Common Stock at an exercise price of $.01 per share, which warrant may be exercised on or before April ___, 2010 (the “Warrant”). A form of the warrant is attached hereto as Exhibit A. The executed Warrant shall be delivered at the time of execution of this Agreement. The certificate representing the Shares shall be delivered to MemorTen within three (3) business days of the date of execution of this Agreement. The Shares and Warrant collectively are referred to herein as the “Settlement Payment”.

The Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant collectively are referred to herein as the “Securities”.
     2. Receipt of Settlement Payment. MemoryTen hereby accepts the Settlement Payment and instructs SMH to issue the Securities in the name of KPO.
     3. Waiver and Release. Upon receipt by MemoryTen from SMH of the Settlement Payment, MemoryTen, and its subsidiaries and affiliates, and all of their past and present officers and directors, agents, employees, servants, successors, attorneys, representatives and assigns (collectively, the “MemoryTen Parties”), hereby unconditionally, fully and forever release, acquit and discharge SMH, its predecessors in interest, its successors in interest, its subsidiaries and affiliates, and all of their past and present officers, directors, agents, employees, servants, attorneys, representatives and assigns from any and all liability, claims, actions, causes of actions, demands, rights, damages, costs, loss, expenses and attorneys’ fees, of any kind or nature whatsoever which in any way relates to the Invoice, or the transactions related to the Invoice, from the date hereof to the end of the world (collectively, the “Claims”). In addition, except as necessary to enforce the terms of this Agreement, the MemoryTen Parties agree not to sue SMH from the date hereof to the end of the world arising out of or pertaining to the provisions of this Agreement or the conduct of SMH in connection with its relationship with MemoryTen related to the Invoice, except as necessary to enforce the terms of this Agreement
     4. Representations and Warranties of Each Party. Each Party to this Agreement represents and warrants to, and agrees with, the other Party hereto as follows:
     A. Each Party has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for herein and with respect to the advisability of executing this Agreement.
     B. No Party relies or has relied on any statement, representation, omission, inducement, or promise of any other Party (or any manager, member, officer, director, agent, employee, representative, or attorney for any other party) in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.
     C. Each Party to this Agreement has investigated the facts pertaining to this settlement and this Agreement, and all matters pertaining thereto, to the full extent that Party deems necessary.
     D. Each Party has carefully read and reviewed with its attorneys, and knows and understands, the full contents of this Agreement and is voluntarily entering into this Agreement.
     E. Each term of this Agreement is contractual and not merely a recital.
     F. No Party has assigned, conveyed or transferred any Claims to any third parties that have been covered by this Agreement.
     5. Representations and Warranties of MemoryTen Regarding the Acceptance of the Securities in Satisfaction of SMH’s Obligations under the Invoices. MemoryTen represents and warrants to, and agrees with SMH as follows, which representations and warranties are true and accurate as of the date hereof and shall survive the execution of this Agreement:
     A. MemoryTen can bear the economic risk of accepting the Securities in full satisfaction of the obligations owed by SMH to MemoryTen as reflected by the Invoices.

     B. MemoryTen’s financial condition is such that MemoryTen is under no present or contemplated future need for the amounts reflected by the Invoices to satisfy any existing or contemplated undertaking, need or indebtedness, or to satisfy personal contingencies or obligations necessitating a certain level of liquidity.
     C. The address set forth below on the signature page of this Agreement is MemoryTen’s true and correct residence, and MemoryTen has no present intention of becoming a resident of any other state or jurisdiction.
     D. MemoryTen is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because MemoryTen is (i) a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or (ii) an entity in which all of the equity owners are accredited investors. In addition, MemoryTen has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this transaction.
     E. MemoryTen confirms that all documents, records and books pertaining to its decision to accept the Securities that have been requested by MemoryTen have been made available or delivered to MemoryTen. Without limiting the foregoing, MemoryTen (i) has received and reviewed the draft Current Report on Form 8-K attached hereto as Exhibit B, (ii) has reviewed, and has received copies, if desired, of the public filings of SMH that are available on the Securities and Exchange Commission’s website, and (iii) has obtained or been given access to all information concerning SMH that MemoryTen has requested. As a result of its review of the materials concerning SMH, MemoryTen understands that SMH has limited operating funds and is in need of substantial, immediate funding in order to continue operating. Further, MemoryTen represents that it understands that if SMH does not receive immediate capital infusions in 2008, SMH will at least have to limit its operations severely and it may not be able to survive, and it is probable that Securities will have little or no value. In addition, MemoryTen represents that it understands that SMH will need to raise additional funding in the future, SMH has received no binding commitment from any source for additional funding and there is no assurance that SMH will be able to secure any additional funding in the future. The disclosure of this term and paragraph E herein in no way obligates MemoryTen to provide any such additional funding, unless the Parties enter into any other agreement which may only be executed for separate and independent consideration.
     F. MemoryTen has had the opportunity to ask questions of, and receive answers from, SMH concerning the terms of MemoryTen’s acceptance of the Securities and to receive additional information necessary to verify the accuracy of the information delivered to MemoryTen.
     G. MemoryTen further represents MemoryTen is cognizant of the operations, financial condition and capitalization of SMH, has available full information concerning SMH’s affairs to evaluate the merits and risks of accepting the Securities, and is aware that there is a very limited trading market for the shares comprising the Common Stock.
     H. MemoryTen understands that the Securities have not been registered under the 1933 Act, or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Securities.

     I. MemoryTen acknowledges that, in making the decision to accept the Securities in satisfaction of all obligations owed by SMH to MemoryTen as set forth in the Invoices, it has relied solely upon independent investigations made by MemoryTen.
     J. MemoryTen has the full right, power and authority to enter this Agreement and to carry out and consummate the transactions herein. This Agreement constitutes the legal, valid and binding obligation of MemoryTen.
     K. MemoryTen understands and agrees that SMH is relying upon the accuracy, completeness, and truth of MemoryTen’s representations, warranties, agreements, and certifications contained in this Agreement in establishing compliance with federal and state securities laws. MemoryTen understands that any incomplete, inaccurate, or untruthful response, or the breach of MemoryTen’s representations, warranties, agreements, or certifications, may result in MemoryTen or SMH, or both, being in violation of federal or state securities laws, and any person, including SMH, who suffers damage as a result may have a claim against MemoryTen for damages. MemoryTen also acknowledges that MemoryTen is indemnifying SMH and others for these and other losses in pursuant to Section 7 of this Agreement.
     6. Representations and Warranties of KPO Regarding the Acquisition of the Securities and Other Matters. KPO represents and warrants to, and agrees with SMH as follows, which representations and warranties are true and accurate as of the date hereof and shall survive the execution of this Agreement:
     A. KPO is acquiring the Securities for investment purposes only, and for his own account, and is not acquiring the Securities with a view to or for the resale, distribution, subdivision or fractionalization thereof. KPO has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof, and he will not sell, transfer or otherwise dispose of the Securities for an indefinite period unless the transfer of the Securities is registered under the U.S. federal securities laws or unless an exemption from registration is available.
     B. KPO’s financial condition is such that KPO is under no present or contemplated future need to dispose of any portion of the Shares or the Warrant to satisfy any existing or contemplated undertaking, need or indebtedness, or to satisfy personal contingencies or obligations necessitating a certain level of liquidity.
     C. The address set forth below on the signature page of this Agreement is KPO’s true and correct residence, and KPO has no present intention of becoming a resident of any other state or jurisdiction.
     D. KPO is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because KPO (i) has a net worth that exceeds $1,000,000; or (ii) has individual income in excess of $200,000. In addition, KPO has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this investment.
     E. KPO confirms that all documents, records and books pertaining to an investment in the Securities that have been requested by KPO have been made available or delivered to KPO. Without limiting the foregoing, KPO (i) has received and reviewed the draft Current Report on Form 8-K attached hereto as Exhibit B, (ii) has reviewed, and has received copies, if desired, of the public filings of SMH that are available on the Securities and Exchange Commission’s website, and (ii) has obtained or been given access to all information concerning SMH that KPO has requested. As a result of his review of the materials concerning SMH, KPO understands that SMH has limited operating funds and is in need of substantial, immediate funding in order to continue operating. Further, KPO represents that he understands that if SMH does not receive immediate capital infusions in 2008, SMH will at least have to limit its operations severely and it may not be able to survive, and it is probable that the Securities will have little or no value. In addition, KPO represents that it understands that SMH will need to raise additional funding in the future, SMH has received no binding commitment from any source for additional funding and there is no assurance that SMH will be able to secure any additional funding in the future. The disclosure of this term and paragraph E herein in no way obligates KPO to provide any such additional funding, unless the Parties enter into any other agreement which may only be executed for separate and independent consideration.
     F. KPO has had the opportunity to ask questions of, and receive answers from, SMH concerning the terms of an investment in the Securities and to receive additional information necessary to verify the accuracy of the information delivered to KPO.
     G. KPO further represents he is cognizant of the operations, financial condition and capitalization of SMH, has available full information concerning SMH’s affairs to evaluate the merits and risks of the investment in the Securities, and is aware that there is a very limited trading market for the shares comprising the Common Stock.
     H. KPO understands that the Securities have not been registered under the 1933 Act, or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Securities.
     I. KPO acknowledges that, in making the decision to purchase the Securities, he has relied solely upon independent investigations made by him.
     J. KPO has the full right, power and authority to enter this Agreement and to carry out and consummate the transactions herein. This Agreement constitutes the legal, valid and binding obligation of KPO.
     K. The Securities constitute a speculative investment and involve a high degree of risk of loss by KPO of KPO’s total investment. KPO represents that an investment in the Securities is a suitable investment for him.
     L. KPO acknowledges and is aware that a legend in substantially the following form will be imprinted on the certificates representing the Securities:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES (UNLESS THE ISSUER IN ITS SOLE DISCRETION DETERMINES TO USE ITS OWN COUNSEL), WITH ANY SUCH COUNSEL TO THE HOLDER AND ANY SUCH OPINION OF SUCH

COUNSEL TO BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”
     M. KPO acknowledges and is aware of the following, in addition to other information included in the information provided to KPO:
(i.)	There are substantial restrictions on the transferability of the Securities. The Securities cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act, or an exemption from such registration is available and established to the satisfaction of SMH; investors in SMH have no rights to compel SMH to initiate the registration of any transfer of the Securities under the 1933 Act; there is a limited public market for the Common Stock; and accordingly, KPO may have to hold the Securities indefinitely; and it may not be possible for KPO to liquidate his investment in SMH.

(ii.)	KPO understands and agrees that SMH is relying upon the accuracy, completeness, and truth of KPO’s representations, warranties, agreements, and certifications contained in this Agreement, in determining KPO’s suitability as an investor in SMH and in establishing compliance with federal and state securities laws. KPO understands that any incomplete, inaccurate, or untruthful response, or the breach of KPO’s representations, warranties, agreements, or certifications, may result in KPO or SMH, or both, being in violation of federal or state securities laws, and any person, including SMH, who suffers damage as a result may have a claim against KPO for damages. KPO also acknowledges that he is indemnifying SMH and others for these and other losses pursuant to Section 7 of this Agreement.
     7. Indemnification. Each of MemoryTen and KPO acknowledges that he or it understands the meaning and legal consequences of the representations, warranties, agreements, and certifications contained in Section 5 with respect to MemoryTen, and Section 6 with respect to KPO, and each of MemoryTen and KPO hereby agrees to indemnify and hold harmless each of SMH, its managers, officers, directors, representatives and agents from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, agreement, or certification, or the inaccuracy of any statement, of MemoryTen or KPO contained in this Agreement or any other document submitted by MemoryTen or KPO in connection with this Agreement or receipt of the Securities by either of them. The foregoing notwithstanding, nothing in this Agreement, including the representations, warranties, agreements and certifications contained above, shall be deemed to constitute a waiver of any rights that KPO, MemoryTen or any of the SMH Parties may have under the 1933 Act and other federal and state securities laws.
     8. Confidentiality.
     A. The Parties acknowledge that they may be in receipt of confidential information and material, non-public information (as further described below) and hereby agree to safeguard such information obtained from each other in connection with the entry into this Agreement, the Settlement hereunder and acquisition of the Securities. In connection therewith, the Parties further agree as identified below in this Section 7.

     B. Any and all non-public information about the business or finances of any of the Parties, including, without limitation, all information about (or relating to) the existence and nature of the Settlement and the acquisition of the Securities, and any products, services, software, technology, business plans, financial statements, projections, existing or proposed projects, suppliers, customers, pricing, purchase records, sale records, marketing, processes, methodologies or trade secrets, in each case, of SMH or MemoryTen, in whatever form, from whatever source and whenever such information is received by the other Party, shall be deemed confidential and shall be collectively referred to in this Agreement as “Confidential Information”. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which (a) was in a Party’s possession prior to disclosure by the other Party, (b) is independently developed by the holding Party, (c) becomes publicly available without violation of this Agreement or by any fault of any party, (d) becomes lawfully available from a third party, or (e) is approved for disclosure by written authorization of the other opposing disclosing Party.
     C. All Parties agree that they are receiving the Confidential Information solely for the purpose of reaching Settlement, evaluating SMH and the acquisition of the Securities hereunder and that they will not at any time during such evaluation or thereafter (i) use any Confidential Information for any other purpose or (ii) discuss, disclose or otherwise transfer any Confidential Information to any person or entity, provided that all Parties shall be permitted to discuss, distribute or otherwise transfer such Confidential Information to their respective employees, agents, counsel, professional consultants and accountants who, in each such case, have a specific need to know such Confidential Information. Each Party may disclose Confidential Information of SMH to the extent required by law, subpoena or other legal process, regulatory authority or court order, provided however, that each Party shall use their best efforts to timely provide the other Party written notice of such required disclosure (but in no case later than five business days prior to such requirement, and take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.) Each Party shall take all reasonable steps to prevent unauthorized disclosure or use of the other Party’s Confidential Information. Each Party will be responsible for any unauthorized disclosure or misuse of the other Party’s Confidential Information by their respective employees, agents, counsel, financial consultants and accountants.
     D. Each Party hereby agrees and acknowledges that they are aware of the United States securities laws that prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Party agrees that they shall adhere to all securities law requirements concerning the transfer of material non-public information to others and the purchase and sale of securities when they are in possession of material non-public information.
     E. Each Party agrees that the Confidential Information is disclosed on an “as is” basis, with no representations or warranties, express or implied. In no event (except as otherwise agreed) will any Party be liable for any damages suffered by the other Party arising out of any use by the other Party of the Confidential Information disclosed hereunder to the other Party.
     F. Each Party agrees to, upon the request of the other Party, to return or destroy all documents and materials (including any permitted copies) containing Confidential Information of the other Party, and to destroy or delete all documents and materials containing Confidential Information to the extent held by each Party in any electronic or other intangible form.
     G. Each Party’s obligations under this Agreement shall not be in any manner affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against either Party, nor by the rejection of any agreement between the Parties by a trustee in bankruptcy, or by either Party as a debtor-in-possession or the equivalent of any of the foregoing under local law.
     H. Each Party agrees that monetary damages may not be a sufficient remedy for any threatened or actual breach of the provisions of this Section 6. Therefore, in addition to monetary damages, all Parties shall be entitled to seek other remedies at law, injunctive or other equitable relief and/or specific performance to remedy or prevent any threatened or actual breach of the provisions of this Section 7.
     9. Miscellaneous.
     A. This Agreement is intended to be and is an accommodation between the Parties and shall not be construed as an admission by any party of any claim or affirmative defense asserted by any other Party, nor shall this Agreement be construed as a waiver, modification, or retraction of the positions taken by any Party in this action or with respect to any other non-party.
     B. This Agreement is the product of informed negotiations and involves compromises of the Parties’ previously stated legal positions. Each Party has received independent legal advice from their respective attorneys with respect to the advisability of making the settlement provided for herein and with respect to the advisability of executing this Agreement. No Party relies or has relied on any statement, representation, omission, inducement, or promise of any other Party (or any officer, agent, employee, representative, or attorney for any other party) in executing this Agreement, or in making the Settlement provided for herein, except as expressly stated in this Agreement. Each Party to this Agreement has investigated the facts pertaining to this Settlement and this Agreement, and all matters pertaining thereto, to the full extent that Party deems necessary. Each Party has carefully read and reviewed with their own respective attorneys, and knows and understands, the full contents of this Agreement and is voluntarily entering into this Agreement upon the advice of that Party’s attorneys.
     C. The Parties acknowledge that they may have transactions between them other than the transactions evidenced by the Invoices. The Parties agree that this Agreement pertains only to the Invoices and shall not affect the Parties’ rights one against the other as to claims or rights not arising out of, connected with or related to the Invoices as defined in this Agreement, except as provided herein.
     D. Each of the Parties hereto agrees to bear their own costs, attorneys’ fees, and other expenses associated with the dispute between the Parties hereto.
     E. No amendments or variations of the terms of this Agreement shall be valid unless made in writing and signed by all Parties hereto.
     F. This Agreement may be executed in one or more counterparts all of which taken together shall constitute a single instrument.
     G. This Agreement shall be governed and construed as binding upon the Parties hereto, and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, successors, assigns, receivers, and trustees.
     H. No amendments or variations of the terms of this Agreement shall be valid unless made in writing and signed by all Parties hereto.

     I. This Agreement is fully integrated, and constitutes the entire agreement and understanding between and among the Parties with respect to the matters addressed herein and, except as set forth in this Agreement, no representations, warranties or promises have been made or relied upon by the Parties to this Agreement.
     J. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Colorado, except for matters arising under the 1933 Act, without reference to principles of conflicts of law.
     K. No waiver by either Party of any provision or any breach of this Agreement constitutes a waiver of any other provision or of any other breach of this Agreement, and no waiver shall be effective unless made in writing. The right of each Party to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous waiver, forbearance or course of dealing.
     L. In the event that any provision of this Agreement is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and this Agreement modified with a provision that most nearly corresponds to the intent of the Parties and is valid, enforceable and legal.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below to be effective as of April ___, 2008.

SILICON MOUNTAIN HOLDINGS, INC., a Colorado corporation		MEMORYTEN, Inc., a California corporation
By:

By:		Kenneth P. Olsen, President

Rudolph A. (Tré) Cates, III, President and Chief Executive Officer

Date:		Date:

Address:

Kenneth P. Olsen, Individually

Date:

Address:

EXHIBIT A
Form of Warrant
[To be attached.]

EXHIBIT B
Draft 8-K Disclosing Laurus Amended and Restated Overadvance Letter Agreement
[To be attached.]